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                                                                 EXHIBIT 4.2(c)
                                                                 --------------

                                                                 EXECUTION COPY

                         AMENDMENT NO. 2, CONSENT AND WAIVER dated as of
                    January 23, 2002 (this "Amendment"), to the CREDIT AGREEMENT dated as of May 31, 2000, as amended by AMENDMENT NO. 1 dated as of May 1, 2001 (as so amended, the "Credit Agreement"), among Stone Container Corporation, a Delaware corporation ("Stone"), Smurfit-Stone Container Canada Inc., a corporation amalgamated under the Canada Business Corporations Act formerly known as St. Laurent Paperboard Inc. (together with Stone, the "Borrowers"), the Lenders (as defined therein), JPMorgan Chase Bank, a New York banking corporation formerly known as The Chase Manhattan Bank ("JPMorgan") as an Agent, Bankers Trust Company, a New York banking corporation as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and as collateral agent for the Lenders (in such capacity, the "Collateral Agent"), the Facing Agent (as defined therein), Deutsche Bank Canada, as Canadian Administrative Agent and The Bank of Nova Scotia, as Canadian Syndication Agent.

          A. Pursuant to the terms and subject to the conditions contained in the Credit Agreement, the Lenders and the Facing Agent have extended, and have agreed to extend, credit to the Borrowers.

          B. The Borrowers have requested that the Credit Agreement be amended as set forth herein.

          C. Stone has informed the Agents that it intends to call for redemption prior to September 30, 2002 all of its 12.58% Ratings Adjustable Senior Notes due 2016 in an aggregate outstanding principal amount of $125,000,000 (the "Notes") plus accrued interest and stated premium and to redeem such Notes with the proceeds of Revolving Loans (collectively, the "Redemption Transaction").

          D. The Borrowers have requested that the Required Lenders (i) consent to the Redemption Transaction and (ii) agree to waive certain provisions of the Credit Agreement, in each case to the extent, but only to the extent, necessary to permit the Redemption Transaction.

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          E.  The Required Lenders are willing so to amend the Credit Agreement and to grant such consent and waiver pursuant to the terms and subject to the conditions set forth herein.

          F. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

          Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Amendment to the Credit Agreement. The definition of the term "Change in Control" contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the percentage "27-1/2%" set forth therein and substituting therefor the percentage "20%".

          SECTION 2. Consent. The Required Lenders hereby consent to the Redemption Transaction.

          SECTION 3. Waiver. The Required Lenders hereby waive compliance by Stone with the provisions of Section 7.09 of the Credit Agreement to the extent, but only to the extent, necessary to permit Stone to consummate the Redemption Transaction.

          SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrowers represent and warrant to each other party hereto that, after giving effect to this Amendment,
(a) the representations and warranties set forth in Article IV of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date and (b) no Default or Event of Default has occurred and is continuing.

          SECTION 5. Effectiveness. This Amendment shall become effective as of the date first written above on the date on which the Administrative Agent shall have received (a) the Amendment Fees (as defined below) and (b) counterparts of this Amendment that, when taken together, bear the signatures of the Borrowers and the Required Lenders.

          SECTION 6. Amendment Fee. The Borrowers agree to pay to each Lender (an "Approving Lender") that executes a counterpart hereof and returns such counterpart to the Administrative Agent or its counsel prior to 5:00 p.m., New York City time, on January 23, 2002, an amendment fee (an "Amendment Fee" and, collectively, the "Amendment Fees") equal to $5,000; provided, however, that
                                                     --------  -------
(a) in order to receive such Amendment Fee, (i) if the Approving Lender is an Affiliate of any other Lender under the Credit Agreement, all such Affiliated Lenders must be Approving Lenders and (ii) if the Approving Lender is a Lender, or an Affiliate of any Lender, under and as defined in the Existing Stone Credit Agreement, such Lender and its Affiliated Lenders (if any) thereunder must approve Amendment No. 2, Consent and Waiver thereto dated as of January 23, 2002 (the "Stone Amendment"), in accordance with Section 6 thereof,

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and (b) not more than one Amendment Fee (i.e., not more than $5,000 in the aggregate) shall be payable hereunder and under the Stone Amendment to any Lender or group of Affiliated Lenders. As used in this Section 6, the term "Affiliate" and the correlative term "Affiliated" shall have the meaning assigned in the Credit Agreement. The Amendment Fee payable to an Approving Lender (or group of Affiliated Approving Lenders) shall be paid to the Administrative Agent for the account of such Lender or group, shall be paid in immediately available funds and once paid, shall not be refundable under any circumstances, provided that in no event shall any Amendment Fee be due and
               --------
payable unless this Amendment is executed by the parties described in Section 5(b) above.

          SECTION 7. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Agents, the Administrative Agent, the Collateral Agent, the Facing Agent, the Canadian Administrative Agent or the Borrowers under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

          SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

          SECTION 9. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

                                      STONE CONTAINER CORPORATION,

                                        by
                                           /s/ Richard P. Marra
                                           --------------------
                                           Name: Richard P. Marra
                                           Title: Assistant Treasurer

                                      SMURFIT-STONE CONTAINER
                                      CANADA INC.,

                                        by
                                           /s/ Richard P. Marra
                                           --------------------
                                           Name: Richard P. Marra
                                           Title: Assistant Treasurer

                                      JPMORGAN CHASE BANK, individually
                                      and as an Agent,

                                        by
                                           _____________________________________
                                           Name:
                                           Title:

                                      BANKERS TRUST COMPANY,
                                      individually and as Administrative Agent,
                                      Collateral Agent and Facing Agent,

                                        by
                                           _____________________________________
                                           Name:
                                           Title:

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                                      DEUTSCHE BANK CANADA,
                                      individually and as Canadian
                                      Administrative Agent,

                                        by
                                           _____________________________________
                                           Name:
                                           Title:

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                                      SIGNATURE PAGE TO AMENDMENT NO. 2,
                                      CONSENT AND WAIVER DATED AS OF
                                      JANUARY 23, 2002, TO THE STONE
                                      CONTAINER CORPORATION CREDIT AGREEMENT
                                      DATED AS OF MAY 31, 2000, AS AMENDED BY
                                      AMENDMENT NO. 1 DATED AS OF MAY 1, 2001


NAME OF LENDER:
               ___________________________

               by
                  ________________________
                    Name:
                    Title: